UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2008
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2008, Millennium Cell Inc. (the “Company”) entered into Letter Agreements (the “Letter Agreements”) with each of the holders together constituting a majority of the outstanding principal amount of the Company’s Unsecured Convertible Debentures with an Original Issue Date of February 16, 2007 (the “Convertible Debentures”) whereby the Convertible Debentures were amended to, among other things:

(a)	increase the aggregate outstanding principal amount of Convertible Debentures held by each holder thereof by 20%;

(b)
revise the definition of the term “Eligible Market” to include the OTC Bulletin Board thus enabling the Company’s common stock, par value $0.001 (the “Common Stock”) to be quoted on the OTC Bulletin Board without adverse effect to the Company under the Convertible Debentures;

(c)	revise the definition of the term “Maturity Date” to extend such date to February 16, 2010;

(d)
modify the “Cash to Unsecured Indebtedness Ratio Test” to provide that (i) during the period commencing on February 5, 2008 through July 1, 2008, the Company is not subject to the Cash to Unsecured Indebtedness Ratio Test and (ii) from July 1, 2008 until such time as the Convertible Debentures are no longer outstanding, the Company must maintain a Cash to Unsecured Indebtedness Ratio of at least 0.25 to 1.0, which represents a reduction of the Cash to Unsecured Indebtedness Ratio the Company was previously obligated to maintain.

The foregoing summary is qualified in its entirety by the full text of the form of Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Letter Agreement, by Millennium Cell Inc. and each of the holders together constituting a majority of the outstanding Convertible Debentures.

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2008

                                        Millennium Cell Inc.

By: /s/ John D. Giolli
Name:  John D. Giolli, CPA
                        Title: Chief Financial Officer

Exhibit Index

10.1     Form of Letter Agreement, by Millennium Cell Inc. and each of the holders together constituting a majority of the outstanding Convertible Debentures.